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Exhibit 99.2

CONTACTS:
Shelly Doran	317.685.7330	Investors
Les Morris	317.263.7711	Media

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP REPORTS FOURTH QUARTER AND FULL YEAR
RESULTS, ANNOUNCES ALL-CASH QUARTERLY DIVIDEND
AND PROVIDES 2010 GUIDANCE

        Indianapolis, Indiana—February 5, 2010...Simon Property Group, Inc. (the "Company" or "Simon") (NYSE:SPG) today announced results for the quarter and year ended December 31, 2009.

        "I am very pleased with our fourth quarter and full year financial and operational performance," said David Simon, Chairman and Chief Executive Officer. "We reported funds from operations as adjusted per share of $1.66 for the quarter and $6.01 for the year. In addition, our regional mall and Premium Outlet Center portfolios generated positive comparable property net operating income growth in 2009. These are significant accomplishments given the state of the U.S. economy and the challenges faced by consumers in 2009."

Results for the Quarter Ended December 31, 2009

  •
  Funds from Operations ("FFO") as adjusted was $573.3 million, or $1.66 per diluted share. FFO as adjusted excludes the impact of non-cash impairment charges. The Company recorded impairment charges of $88.1 million, or $0.26 per diluted share, during the period resulting in FFO of $485.2 million, or $1.40 per diluted share.

  •
  Net income attributable to common stockholders as adjusted was $164.8 million, or $0.58 per diluted share. Net income attributable to common stockholders as adjusted excludes the impact of non-cash impairment charges. Common stockholders' share of impairment charges was $73.3 million, or $0.26 per diluted share, during the period resulting in net income attributable to common stockholders of $91.5 million, or $0.32 per diluted share.

Results for the Year Ended December 31, 2009

  •
  FFO as adjusted was $1.977 billion, or $6.01 per diluted share. The Company recorded impairment charges of $228.6 million, or $0.68 per diluted share, during the period resulting in FFO of $1.748 billion, or $5.33 per diluted share.

  •
  Net income attributable to common stockholders as adjusted was $471.5 million, or $1.76 per diluted share. Common stockholders' share of impairment charges was $188.4 million, or $0.71 per diluted share, during the period resulting in net income attributable to common stockholders of $283.1 million, or $1.05 per diluted share.

        Per share amounts reflect the impact of the issuance of 52.1 million shares of common stock through public offerings and common stock dividends in 2009. The impact to FFO per share was $0.22 for the quarter and $0.57 for the year and the impact to net income per share was $0.10 for the quarter and $0.21 for the year. Net income per share was also impacted by $0.09 for the quarter and the year as a result of losses on the sale of assets.

U.S. Portfolio Statistics(1)

	As of December 31, 2009	As of December 31, 2008
Occupancy
Regional Malls(2)	92.1%	92.4%
Premium Outlet Centers®(3)	97.9%	98.9%
Comparable Sales per Sq. Ft.
Regional Malls(4)	$433	$470
Premium Outlet Centers(3)	$500	$509
Average Rent per Sq. Ft.
Regional Malls(2)	$40.04	$39.49
Premium Outlet Centers(3)	$33.45	$27.65

(1)
Statistics do not include the community/lifestyle center properties or the Mills portfolio of assets.

(2)
For mall stores.

(3)
For all owned gross leasable area (GLA).

(4)
For mall stores less than 10,000 square feet.

Dividends

        Today the Company announced that the Board of Directors approved the declaration of a quarterly common stock dividend of $0.60 per share payable in cash. This dividend is payable on February 26, 2010 to stockholders of record on February 16, 2010.

        The Company also declared dividends on its two outstanding public issues of preferred stock:

  •
  6% Series I Convertible Perpetual Preferred (NYSE:SPGPrI) dividend of $0.75 per share is payable on February 26, 2010 to stockholders of record on February 16, 2010.

  •
  8 3/8% Series J Cumulative Redeemable Preferred (NYSE:SPGPrJ) dividend of $1.046875 per share is payable on March 31, 2010 to stockholders of record on March 17, 2010.

Acquisition Update

        On December 8, 2009, the Company announced that it entered into a definitive agreement to acquire all of the outlet shopping center business of Prime Outlets Acquisition Company and certain of its affiliated entities ("Prime Outlets") in a transaction valued at approximately $2.325 billion, including the assumption of Prime Outlets' existing indebtedness and preferred stock.

        Under the terms of the agreement, the owners' interests in Prime Outlets will be acquired for equity consideration of approximately $700 million. The equity consideration to Prime Outlets' owners will generally be comprised of 80% in cash and 20% in common partnership units of the Company's majority-owned partnership subsidiary, Simon Property Group, L.P. ("SPGLP"), which will be based on a ten day trading average of the Company's common stock shortly before closing, subject to a 10% collar.

        Prime Outlets is an owner, manager, operator and developer of outlet centers in the U.S. The Prime Outlets portfolio includes 22 outlet centers.

Financing

        On December 8, 2009, the Company announced that SPGLP entered into a new unsecured corporate credit facility providing an initial revolving borrowing capacity of $3.565 billion, an increase to the prior $3.5 billion revolver. The new facility contains an accordion feature allowing borrowing capacity to increase to as much as $4.0 billion and will mature on March 31, 2013. The base interest rate on the new facility is LIBOR plus 210 basis points, and it includes a money market competitive bid option program that allows SPGLP to hold auctions at lower pricing for short-term borrowings.

        As of December 31, 2009, the Company had approximately $4.3 billion of cash on hand, including its share of joint venture cash, and an additional $3.1 billion of available capacity on SPGLP's corporate credit facility.

        During January of 2010, the following capital market activities were completed:

  •
  On January 19th, the Company announced the sale by SPGLP of $2.25 billion of senior unsecured notes in an underwritten public offering. Net proceeds from the offering were used to fund SPGLP's purchase of senior unsecured notes tendered in an any and all cash tender offer launched on January 12th. The notes offering received exceptionally strong interest with book orders totaling $10 billion. The notes offering consisted of:

  •
  $400 million of 4.20% notes due 2015; priced at 99.78% of the principal amount to yield 4.25% to maturity

  •
  $1.25 billion of 5.65% notes due 2020; priced at 99.62% of the principal amount to yield 5.70% to maturity

  •
  $600 million of 6.75% notes due 2040; priced at 99.44% of the principal amount to yield 6.79% to maturity

    The weighted average duration of the notes offering is 14.4 years and the weighted average coupon is 5.69%.

  •
  On January 20th, SPGLP's tender offer expired and on the following day, the Company announced that approximately $2.285 billion of notes were tendered and accepted for purchase. These notes had a weighted average remaining duration of 2.0 years and a weighted average coupon of 5.76%. A $166 million charge to earnings was recorded in January of 2010 in connection with this transaction.

        "This recent capital market activity was well executed," said David Simon. "We believe that it is a testament to our Company's financial strength that we were able to expand the size of our new credit facility while extending the term to 2013, and that we obtained a significant extension of duration of our senior unsecured notes portfolio with no overall increase in our weighted average interest rate through our concurrent tender offer and sale of unsecured notes. With over $7 billion of available liquidity, we are exceptionally well-positioned."

Sale of Simon Ivanhoe

        The Company and Ivanhoe Cambridge (50/50 partners in Simon Ivanhoe, one of the Company's two European joint venture investment entities) announced today that they have entered into a definitive agreement to sell their interests in Simon Ivanhoe (which owns seven shopping centers located in France and Poland) to Unibail-Rodamco. Simon and Ivanhoe Cambridge are to receive consideration of €715 million for the assets, subject to customary post-closing adjustments. Simon expects the sale to result in a gain of approximately $300 million. The transaction is scheduled to close during the first half of 2010, subject to customary closing conditions and regulatory approvals.

        Simon and Ivanhoe Cambridge have also agreed to venture with Unibail-Rodamco in the development of five retail projects in the Simon Ivanhoe development pipeline. Simon will own a 25% interest in this pipeline.

U.S. New Development and Redevelopment

        The Company continues construction on the following development projects:

  •
  A 600,000 square foot Phase II expansion of The Domain in Austin, Texas. The expansion will include Dillard's, a Village Road Show theater, Dick's Sporting Goods (opened October 16, 2009), 136,000 square feet of small shops and restaurants, and 78,000 square feet of office space. The Company owns 100% of this project, slated for an opening on February 22, 2010.

  •
  Addition of Nordstrom, Target and 138,000 square feet of small shops at South Shore Plaza in Braintree (Boston), Massachusetts. Nordstrom and the small shops are scheduled to open on March 26, 2010, with Target scheduled to open in October of 2010. The center is 100% owned by the Company.

2010 Guidance

        The Company estimates that FFO as adjusted will be within a range of $5.72 to $5.87 per diluted share for the year ending December 31, 2010, and diluted net income will be within a range of $2.58 to $2.73 per share. FFO as adjusted excludes the impact of a $166 million charge ($0.47 per share) in the first quarter related to SPGLP's January tender offer. After giving effect to this charge, the Company expects 2010 FFO per diluted share to be within a range of $5.25 to $5.40.

        This guidance is based upon the following assumptions:

  •
  Completion of the Prime Outlets acquisition in spring 2010

  •
  Completion of the sale of interest in Simon Ivanhoe during the first half of 2010

  •
  No other acquisition or disposition activity

  •
  An interest rate environment consistent with the current forward curve for LIBOR and U.S. Treasuries

  •
  Comparable property NOI growth for the Company's core domestic portfolios of 1 to 1.5%

        This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

        The following table provides the reconciliation of the range of estimated diluted net income available to common stockholders per share to estimated diluted FFO per share.

For the year ending December 31, 2010

	Low End	High End
Estimated diluted net income available to common stockholders per share	$2.58	$2.73
Depreciation and amortization including the Company's share of joint ventures	3.57	3.57
Sale of interest in Simon Ivanhoe	(0.85)	(0.85)
Impact of additional dilutive securities	(0.05)	(0.05)

Estimated diluted FFO per share	$5.25	$5.40
Charge in connection with January 2010 tender offer	0.47	0.47

Estimated diluted FFO per share as adjusted	$5.72	$5.87

Conference Call

        The Company will provide an online simulcast of its quarterly conference call at www.simon.com (Investors tab), www.earnings.com, and www.streetevents.com. To listen to the live call, please go to any of these websites at least fifteen minutes prior to the call to register, download and install any necessary audio software. The call will begin at 11:00 a.m. Eastern Time (New York time) today, February 5, 2010. An online replay will be available for approximately 90 days at www.simon.com, www.earnings.com, and www.streetevents.com. A fully searchable podcast of the conference call will also be available at www.REITcafe.com.

Supplemental Materials and Financial Statements

        The Company will publish a supplemental information package which will be available at www.simon.com in the Investors section, Financial Information tab. It will also be furnished to the SEC as part of a current report on Form 8-K. If you wish to receive a copy via mail or email, please call 800-461-3439.

Non-GAAP Financial Measures

        This press release includes operating performance measures that are not recognized by or have been adjusted from financial performance measures defined by accounting principles generally accepted in the United States ("GAAP"). Funds from operations ("FFO") is a key non-GAAP measure of the Company's operating performance. Unless the text of the press release expressly discloses the adjust- ments made to a GAAP measure resulting in a non-GAAP measure, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in this press release.

Forward-Looking Statements

        Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, competitive market forces, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

        Simon Property Group, Inc. is an S&P 500 company and the largest public U.S. real estate company. Simon is a fully integrated real estate company which operates from five retail real estate platforms: regional malls, Premium Outlet Centers®, The Mills®, community/lifestyle centers and international properties. It currently owns or has an interest in 382 properties comprising 261 million square feet of gross leasable area in North America, Europe and Asia. The Company is headquartered in Indianapolis, Indiana and employs more than 5,000 people worldwide. Simon Property Group, Inc. is publicly traded on the NYSE under the symbol SPG. For further information, visit the Company's website at www.simon.com.

SIMON
Consolidated Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2009		2008		2009		2008
REVENUE:
Minimum rent	$607,691		$607,100		$2,316,838		$2,291,919
Overage rent	39,123		39,440		84,922		100,222
Tenant reimbursements	277,322		289,290		1,062,227		1,065,957
Management fees and other revenues	33,365		31,222		124,059		132,471
Other income	70,679		62,264		187,170		192,586

Total revenue	1,028,180		1,029,316		3,775,216		3,783,155
EXPENSES:
Property operating	98,905		103,687		425,703		455,874
Depreciation and amortization	239,425		268,902		997,598		969,477
Real estate taxes	82,784		80,586		333,957		334,657
Repairs and maintenance	29,811		32,621		91,736		107,879
Advertising and promotion	32,010		32,729		93,565		96,783
Provision for credit losses	3,319		6,668		22,655		24,035
Home and regional office costs	30,316		36,099		110,048		144,865
General and administrative	4,257		5,555		18,124		20,987
Impairment charge	56,875	(A)	16,489	(A)	197,353	(A)	16,489	(A)
Transaction expenses	5,697	(B)	—		5,697	(B)	—
Other	19,180		17,097		72,088		69,061

Total operating expenses	602,579		600,433		2,368,524		2,240,107

OPERATING INCOME	425,601		428,883		1,406,692		1,543,048
Interest expense	(263,705)		(244,933)		(992,065)		(947,140)
Loss on extinguishment of debt	—		—		—		(20,330)
Income tax benefit (expense) of taxable REIT subsidiaries	2,316		(2,005)		5,220		(3,581)
Income from unconsolidated entities	24,526		19,186		40,220		32,246
Impairment charge from investments in unconsolidated entities	(42,697)	(A)	(4,683)	(A)	(42,697)	(A)	(4,683)	(A)
Loss on sale of assets and interests in unconsolidated entities	(30,108)		—		(30,108)		—

Income from continuing operations	115,933		196,448		387,262		599,560
Discontinued operations	—		(25)		—		(25)

CONSOLIDATED NET INCOME	115,933		196,423		387,262		599,535
Net income attributable to noncontrolling interests	17,678		44,081		77,855		135,899
Preferred dividends	6,712		7,139		26,309		41,119

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$91,543		$145,203		$283,098		$422,517

Basic Earnings Per Common Share:
Net income attributable to common stockholders	$0.32		$0.64		$1.06		$1.88

Percentage Change	-50.0%				-43.6%
Diluted Earnings Per Common Share:
Net income attributable to common stockholders	$0.32		$0.64		$1.05		$1.87

Percentage Change	-50.0%				-43.9%

SIMON
Consolidated Balance Sheets
Unaudited
(In thousands, except as noted)

	December 31, 2009	December 31, 2008
ASSETS:
Investment properties, at cost	$25,336,189	$25,205,715
Less—accumulated depreciation	7,004,534	6,184,285

	18,331,655	19,021,430
Cash and cash equivalents	3,957,718	773,544
Tenant receivables and accrued revenue, net	402,729	414,856
Investment in unconsolidated entities, at equity	1,468,577	1,663,886
Deferred costs and other assets	1,155,587	1,028,333
Note receivable from related party	632,000	520,700

Total assets	$25,948,266	$23,422,749

LIABILITIES:
Mortgages and other indebtedness	$18,630,302	$18,042,532
Accounts payable, accrued expenses, intangibles, and deferred revenues	987,530	1,086,248
Cash distributions and losses in partnerships and joint ventures, at equity	457,754	380,730
Other liabilities and accrued dividends	159,345	155,151

Total liabilities	20,234,931	19,664,661

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	125,815	276,608
Series I 6% convertible perpetual preferred stock, 19,000,000 shares authorized, 8,091,155 and 7,590,264 issued and outstanding, respectively, at liquidation value	404,558	379,513
EQUITY:
Stockholders' equity:

Capital stock (850,000,000 and 750,000,000 total shares authorized, respectively, $.0001 par value, 238,000,000 and 237,996,000 shares of excess common stock, respectively, 100,000,000 authorized shares of preferred stock):

Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding, with a liquidation value of $39,847	45,704	46,032
Common stock, $.0001 par value, 511,990,000 and 400,004,000 shares authorized, respectively, 289,866,711 and 235,691,040 issued and outstanding, respectively	29	24
Class B common stock, $.0001 par value, 10,000 and 12,000,000 shares authorized, respectively, 8,000 issued and outstanding	—	—
Capital in excess of par value	7,547,959	5,410,147
Accumulated deficit	(2,955,671)	(2,491,929)
Accumulated other comprehensive loss	(3,088)	(165,066)
Common stock held in treasury at cost, 4,126,440 and 4,379,396 shares, respectively	(176,796)	(186,210)

Total stockholders' equity	4,458,137	2,612,998
Noncontrolling interests	724,825	488,969

Total equity	5,182,962	3,101,967

Total liabilities and equity	$25,948,266	$23,422,749

SIMON
Joint Venture Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2009		2008	2009		2008
Revenue:
Minimum rent	$519,947		$521,062	$1,965,565		$1,956,129
Overage rent	47,119		58,110	132,260		130,549
Tenant reimbursements	267,183		275,041	987,028		1,005,638
Other income	58,665		54,394	174,611		199,774

Total revenue	892,914		908,607	3,259,464		3,292,090
Operating Expenses:
Property operating	166,783		176,770	656,399		671,268
Depreciation and amortization	221,403		203,631	801,618		775,887
Real estate taxes	71,258		67,427	261,294		263,054
Repairs and maintenance	33,558		35,187	110,606		124,272
Advertising and promotion	20,188		25,184	65,124		70,425
(Recovery of) provision for credit losses	(2,787)		9,981	16,123		24,053
Impairment charge	18,249	(A)	—	18,249	(A)	—
Other	50,521		54,053	182,201		177,298

Total operating expenses	579,173		572,233	2,111,614		2,106,257

Operating Income	313,741		336,374	1,147,850		1,185,833
Interest expense	(222,953)		(242,141)	(884,539)		(969,420)
Loss from unconsolidated entities	(2,356)		(1,340)	(4,739)		(5,123)

Income from Continuing Operations	88,432		92,893	258,572		211,290
Income from discontinued joint venture interests(C)	—		—	—		47

Net Income	$88,432		$92,893	$258,572		$211,337

Third-Party Investors' Share of Net Income	$57,665		$60,708	$170,265		$132,111

Our Share of Net Income	30,767		32,185	88,307		79,226
Amortization of Excess Investment	(13,844)		(12,999)	(55,690)		(46,980)
Our Share of Impairment Charge from Unconsolidated Entities(D)	7,603	(A)	—	7,603	(A)	—

Income from Unconsolidated Entities, Net	$24,526		$19,186	$40,220		$32,246

SIMON
Joint Venture Balance Sheets
Unaudited
(In thousands)

	December 31, 2009	December 31, 2008
Assets:
Investment properties, at cost	$21,555,729	$21,472,490
Less—accumulated depreciation	4,580,679	3,892,956

	16,975,050	17,579,534
Cash and cash equivalents	771,045	805,411
Tenant receivables and accrued revenue, net	364,968	428,322
Investment in unconsolidated entities, at equity	235,173	230,497
Deferred costs and other assets	477,223	594,578

Total assets	$18,823,459	$19,638,342

Liabilities and Partners' Equity:
Mortgages and other indebtedness	$16,549,276	$16,686,701
Accounts payable, accrued expenses, intangibles and deferred revenue	834,668	1,070,958
Other liabilities	920,596	982,254

Total liabilities	18,304,540	18,739,913
Preferred units	67,450	67,450
Partners' equity	451,469	830,979

Total liabilities and partners' equity	$18,823,459	$19,638,342

Our Share of:
Total assets	$7,799,408	$8,056,873

Partners' equity	$316,800	$533,929
Add: Excess Investment(E)	694,023	749,227

Our net Investment in Joint Ventures	1,010,823	1,283,156

Mortgages and other indebtedness	$6,552,370	$6,632,419

SIMON
Footnotes to Financial Statements
Unaudited

Notes:

(A)
During the fourth quarter of 2009, the Company recorded non-cash impairment charges aggregating $88.1 million, net of tax benefit and adjusted for noncontrolling interest holders' share, related to two operational regional malls, certain parcels of land and non-retail real estate, and certain predevelopment costs related to projects no longer being pursued. In the second quarter of 2009, the Company recorded a non-cash impairment charge of $140.5 million, representing the decline in the value of the Company's investment in Liberty International, PLC.

During the fourth quarter of 2008, a non-cash impairment charge of $21.2 million was recorded related to one operational regional mall and the write-off of certain predevelopment projects that were abandoned.

(B)
In accordance with ASC 805, acquisition-related costs are required to be expensed as incurred for transactions entered into after January 1, 2009.

(C)
Discontinued joint venture interests represent assets and partnership interests that have been sold.

(D)
The Company's share of impairment charge from unconsolidated entities is included within the joint venture statements of operations. This charge is presented separately on the consolidated statement of operations along with $35.1 million of impairment charges of investments in certain unconsolidated entities and for which declines in value below our carrying amount were deemed other than temporary.

(E)
Excess investment represents the unamortized difference of the Company's investment over equity in the underlying net assets of the partnerships and joint ventures. The Company generally amortizes excess investment over the life of the related properties, typically no greater than 40 years, and the amortization is included in income from unconsolidated entities.

SIMON
Reconciliation of Consolidated Net Income to FFO(1)
Unaudited
(In thousands, except as noted)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2009	2008	2009	2008
Consolidated Net Income(2)(3)(4)(5)	$115,933	$196,423	$387,262	$599,535
Adjustments to Consolidated Net Income to Arrive at FFO:
Depreciation and amortization from consolidated properties	235,296	264,465	983,487	954,494
Simon's share of depreciation and amortization from unconsolidated entities	111,608	96,631	399,509	376,670
Loss on sale of assets and interests in unconsolidated entities	30,108	—	30,108	—
Net loss (income) attributable to noncontrolling interest holders in properties	2,568	(3,540)	(5,496)	(11,091)
Noncontrolling interests portion of depreciation and amortization	(2,143)	(2,112)	(8,396)	(8,559)
Preferred distributions and dividends	(8,144)	(11,340)	(38,194)	(58,718)

FFO of the Operating Partnership	$485,226	$540,527	$1,748,280	$1,852,331

Per Share Reconciliation:
Diluted net income attributable to common stockholders per share	$0.32	$0.64	$1.05	$1.87
Adjustments to arrive at FFO:
Depreciation and amortization from consolidated properties and Simon's share of depreciation and amortization from unconsolidated entities, net of noncontrolling interests portion of depreciation and amortization	1.01	1.26	4.22	4.69
Loss on sales of assets and interests in unconsolidated entities	0.09	—	0.09	—
Impact of additional dilutive securities for FFO per share	(0.02)	(0.04)	(0.03)	(0.14)

Diluted FFO per share	$1.40	$1.86	$5.33	$6.42

Details for per share calculations:
FFO of the Operating Partnership	$485,226	$540,527	$1,748,280	$1,852,331
Adjustments for dilution calculation:
Impact of preferred stock and preferred unit conversions and option exercises(6)	6,832	7,513	27,444	43,350

Diluted FFO of the Operating Partnership	492,058	548,040	1,775,724	1,895,681
Diluted FFO allocable to unitholders	(81,132)	(104,845)	(305,150)	(366,868)

Diluted FFO allocable to common stockholders	$410,926	$443,195	$1,470,574	$1,528,813

Basic weighted average shares outstanding	283,968	227,512	267,055	225,333
Adjustments for dilution calculation:
Effect of stock options	366	397	316	551
Effect of contingently issuable shares from stock dividends	628	—	1,101	—
Impact of Series C preferred unit conversion	—	71	46	75
Impact of Series I preferred unit conversion	1,155	1,254	1,228	1,531
Impact of Series I preferred stock conversion	6,550	9,657	6,354	10,773

Diluted weighted average shares outstanding	292,667	238,891	276,100	238,263
Weighted average limited partnership units outstanding	57,782	56,514	57,292	57,175

Diluted weighted average shares and units outstanding	350,449	295,405	333,392	295,438

Basic FFO per share	$1.42	$1.90	$5.39	$6.56
Percent Change	-25.3%		-17.8%
Diluted FFO per share	$1.40	$1.86	$5.33	$6.42
Percent Change	-24.7%		-17.0%

SIMON
Footnotes to Reconciliation of Consolidated Net Income to FFO
Unaudited

Notes:

(1)
The Company considers FFO a key measure of its operating performance that is not specifically defined by GAAP and believes that FFO is helpful to investors because it is a widely recognized measure of the performance of REITs and provides a relevant basis for comparison among REITs. The Company also uses this measure internally to measure the operating performance of the portfolio. The Company's computation of FFO may not be comparable to FFO reported by other REITs.

  The Company determines FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). The Company determines FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales of previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

  The Company has adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale of previously depreciated operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(2)
Includes the Company's share of gains on land sales of $17.7 million and $3.0 million for the three months ended December 31, 2009 and 2008, respectively, and $19.9 million and $21.6 million (including $9.4 million as a result of the disposition of an investment in a 50% owned multi-family residential facility adjacent to one of our retail operating properties) for the twelve months ended December 31, 2009 and 2008, respectively.

(3)
Includes the Company's share of straight-line adjustments to minimum rent of $5.6 million and $8.6 million for the three months ended December 31, 2009 and 2008, respectively, and $30.9 million and $39.6 million for the twelve months ended December 31, 2009 and 2008, respectively.

(4)
Includes the Company's share of the fair market value of leases from acquisitions of $5.9 million and $8.6 million for the three months ended December 31, 2009 and 2008, respectively, and $24.9 million and $45.1 million for the twelve months ended December 31, 2009 and 2008, respectively.

(5)
Includes the Company's share of debt premium amortization of $4.0 million and $4.7 million for the three months ended December 31, 2009 and 2008, respectively, and $14.8 million and $19.4 million for the twelve months ended December 31, 2009 and 2008, respectively.

(6)
Includes dividends and distributions of Series I preferred stock and Series C and Series I preferred units.

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  Exhibit 99.2